FOSTER WHEELER REPORTS RESULTS FOR FIRST QUARTER OF 2013

ZUG, SWITZERLAND, May 2, 2013 -- Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the first quarter of 2013 of $13.0 million, or $0.12 per diluted share, compared with $40.6 million, or $0.38 per diluted share, in the first quarter of 2012.

Net income in both quarterly periods was impacted by net asbestos-related provisions as detailed in an attached table. Excluding such items from both quarterly periods, adjusted net income in the first quarter of 2013 was $15.0 million, or $0.14 per diluted share, compared with $42.6 million, or $0.40 per diluted share, in the year-ago quarter.

As previously announced, the first quarter of 2013 included the unfavorable impact of two factors that, in aggregate, amounted to $0.11 per diluted share: 1) mark-to-market losses on currency transactions amounting to approximately $0.07 per diluted share, and 2) a non-cash impairment charge relating to the Camden, New Jersey, waste-to-energy facility amounting to about $0.04 per diluted share.

The following tables present quarterly and average quarterly data, both as reported and as adjusted to exclude asbestos-related provisions (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(dollars in millions)	Q1 2013	Q1 2012	Qtrly Avg. 2012
Net income	$13	$41	$34
Net income, as adjusted	$15	$43	$41
Consolidated revenues (FW Scope)	$630	$625	$643

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “Our net income was below the average quarter of 2012 due in part to the unfavorable impact of the mark-to-market losses and the impairment charge cited above. Further, as expected, both of our business groups generated lower EBITDA in the first quarter of 2013 than in the average quarter of 2012. However, we do not view first-quarter 2013 earnings per share or EBITDA as a run rate for the remainder of the year.”

Global Engineering and Construction (E&C) Group

(dollars in millions)	Q1 2013	Q1 2012	Qtrly Avg. 2012
New orders booked (FW Scope)	$336	$371	$599
Operating revenues (FW Scope)	$425	$365	$397
Segment EBITDA	$35	$47	$48
EBITDA Margin (FW Scope)	8.3%	12.9%	12.1%

•	Scope new orders in the first quarter of 2013 consisted of many small and medium-sized contract awards and were below the average quarter of 2012, a year in which the Global E&C Group reported a record level of new orders.
~~•~~	Scope operating revenues in the first quarter of 2013 were above the average quarter of 2012 due to an increased volume of work executed.
•	EBITDA in the first quarter of 2013 was impacted by mark-to-market foreign currency losses of $10.5 million. Relative to the average quarter of 2012, EBITDA also reflected lower margins on contracts in execution, higher sales and overhead expenses and a less favorable utilization rate.

Global Power Group (GPG)

(dollars in millions)	Q1 2013	Q1 2012	Qtrly Avg. 2012
New orders booked (FW Scope)	$196	$159	$145
Operating revenues (FW Scope)	$205	$260	$246
Segment EBITDA	$25	$52	$52
EBITDA Margin (FW Scope)	12.0%	20.1%	21.1%

•	Scope new orders in the first quarter of 2013 were above the average quarter of 2012, reflecting the booking of several small to medium-sized awards.
•	Scope operating revenues in the first quarter of 2013 were below the average quarter of 2012 due to a lower volume of boiler work.
•	EBITDA in the first quarter of 2013 was below the average quarter of 2012 due to a lower volume of boiler work and a reduced level of profit enhancement opportunities.

Outlook/Guidance

Masters said, “We expect our full-year 2013 adjusted diluted earnings per share to be flat to moderately below the company’s 2012 adjusted diluted earnings per share.” The company’s 2012 adjusted diluted earnings per share were $1.54, as detailed in an attached table.

In commenting on the company’s Global E&C Group, Masters said, “We continue to expect scope revenues in 2013 to be up materially as compared with 2012, and we expect the full-year 2013 EBITDA margin on scope revenues in this business to be in the range of 10% to 12%.”

Masters said, “In our Global Power Group, we continue to expect full-year scope revenues in 2013 to be flat to modestly down as compared with 2012, and we expect the full-year 2013 EBITDA margin on scope revenues to be in the range of 15% to 17%.”

Share Repurchase Program

The company repurchased 1,500,000 shares during the first quarter of 2013 for approximately $34 million. Additionally, the company repurchased 2,972,700 shares during the month of April 2013 for approximately $66 million. As of May 2, 2013, the company had approximately $320 million remaining under its authorized share repurchase program.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Thursday, May 2, at 4:30 p.m. Central European Summer Time (10:30 a.m. Eastern Daylight Time in the U.S.) to discuss its financial results for the first quarter ended March 31, 2013. The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com). To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 24533527) approximately ten minutes before the call. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com. A replay of the call will be available on the company's web site for four weeks following the call.

Net Income

All references to net income in this news release refer to “Net income attributable to Foster Wheeler AG” as reported in our consolidated financial statements.

Adjusted Net Income and Adjusted Earnings per Share

The company believes that adjusted net income and adjusted earnings per share are important measures of performance because such adjusted figures exclude the variable impact of periodic asbestos-related gains and provisions. The company believes that the line item on its consolidated statement of operations entitled "net income attributable to Foster Wheeler AG" and “diluted earnings per share” are the most directly comparable GAAP financial measures to adjusted net income and adjusted earnings per share.

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Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP. The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our senior unsecured credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our senior unsecured credit agreement. The company believes that the line item on its consolidated statement of operations entitled "net income attributable to Foster Wheeler AG" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:

• It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

• It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company's operations, any measure that excludes taxes has material limitations; and

• It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Foster Wheeler AG is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, mining and metals, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Reading, United Kingdom.  For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication to Switzerland, benefits, effects or results of the Company’s strategic renewal initiative, further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed or furnished with to the Securities and Exchange Commission.

Contacts:
Media	Julie Stanisz	908 730 4047	E-mail: julie_stanisz@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908-730-4000	fw@fwc.com

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Foster Wheeler AG  and  Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012

Operating revenues	$796,288	$933,096
Cost of operating revenues	680,579	793,764
Contract profit	115,709	139,332

Selling, general and administrative expenses	90,473	83,281
Other income, net	(4,751)	(8,184)
Other deductions, net	5,312	4,064
Interest income	(1,462)	(3,169)
Interest expense	2,672	3,416
Net asbestos-related provision	2,000	1,997
Income before income taxes	21,465	57,927
Provision for income taxes	5,160	14,884
Net income	16,305	43,043
Less: Net income attributable to noncontrolling interests	3,279	2,397
Net income attributable to Foster Wheeler AG	$13,026	$40,646

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	104,386,669	107,774,203
Weighted-average number of shares outstanding for diluted earnings per share	104,639,999	107,881,807

Earnings per share:
Basic	$0.12	$0.38
Diluted	$0.12	$0.38

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Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$475,716	$582,322
Accounts and notes receivable, net:
Trade	584,692	610,695
Other	83,744	86,981
Contracts in process	242,919	228,979
Prepaid, deferred and refundable income taxes	56,462	57,404
Other current assets	47,340	47,161
Total current assets	1,490,873	1,613,542
Land, buildings and equipment, net	321,859	334,141
Restricted cash	44,310	63,029
Notes and accounts receivable – long-term	13,828	14,119
Investments in and advances to unconsolidated affiliates	205,313	205,476
Goodwill	141,275	133,518
Other intangible assets, net	113,676	105,100
Asbestos-related insurance recovery receivable	130,434	132,438
Other assets	96,827	90,509
Deferred tax assets	41,638	42,052
TOTAL ASSETS	$2,600,033	$2,733,924
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$13,386	$13,672
Accounts payable	284,260	300,225
Accrued expenses	208,663	232,197
Billings in excess of costs and estimated earnings on uncompleted contracts	537,518	565,101
Income taxes payable	60,090	64,992
Total current liabilities	1,103,917	1,176,187
Long-term debt	121,328	124,034
Deferred tax liabilities	40,265	40,889
Pension, postretirement and other employee benefits	173,763	177,345
Asbestos-related liability	250,578	259,350
Other long-term liabilities	178,321	190,132
Commitments and contingencies
TOTAL LIABILITIES	1,868,172	1,967,937
Temporary Equity:
Non-vested share-based compensation awards subject to redemption	8,192	8,594
TOTAL TEMPORARY EQUITY	8,192	8,594
Equity:
Registered shares	270,179	269,633
Paid-in capital	271,947	266,943
Retained earnings	849,019	835,993
Accumulated other comprehensive loss	(577,933)	(567,603)
Treasury shares	(124,924)	(90,976)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	688,288	713,990
Noncontrolling interests	35,381	43,403
TOTAL EQUITY	723,669	757,393
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,600,033	$2,733,924

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Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Global Engineering & Construction Group
Backlog - in future revenues	$2,719,100	$2,450,800
New orders booked - in future revenues	467,700	672,600
Operating revenues	587,974	670,873
EBITDA	35,188	46,928

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,034,100	1,397,200
New orders booked - in Foster Wheeler Scope	335,500	371,000
Operating revenues - in Foster Wheeler Scope	$424,754	$365,016

Global Power Group
Backlog - in future revenues	$740,900	$1,139,600
New orders booked - in future revenues	198,900	161,700
Operating revenues	208,314	262,223
EBITDA	24,728	52,316

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	731,200	1,130,100
New orders booked - in Foster Wheeler Scope	196,100	159,400
Operating revenues - in Foster Wheeler Scope	$205,415	$259,966

Corporate & Finance Group (2)
EBITDA	$(19,797)	$(27,278)

Consolidated
Backlog - in future revenues	$3,460,000	$3,590,400
New orders booked - in future revenues	666,600	834,300
Operating revenues	796,288	933,096
EBITDA	40,119	71,966

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,765,300	2,527,300
New orders booked - in Foster Wheeler Scope	531,600	530,400
Operating revenues - in Foster Wheeler Scope	$630,169	$624,982

(1)	Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)	Includes intersegment eliminations.

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Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended
	2013	2012	December 31, 2012
Reconciliation of EBITDA to Net Income (1)
EBITDA:
Global Engineering & Construction Group	$35,188	$46,928	$192,208
Global Power Group	24,728	52,316	207,862
Corporate & Finance Group	(19,797)	(27,278)	(121,453)
Consolidated EBITDA	40,119	71,966	278,617
Less: Interest expense	2,672	3,416	13,797
Less: Depreciation/amortization (2)	19,261	13,020	66,531
Less: Provision for income taxes	5,160	14,884	62,267
Net income (1)	$13,026	$40,646	$136,022

Reconciliation of Foster Wheeler Scope Operating
Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$424,754	$365,016	$1,586,198
Flow-through revenues	163,220	305,857	833,129
Operating revenues	$587,974	$670,873	$2,419,327

Global Power Group
Foster Wheeler Scope operating revenues	$205,415	$259,966	$985,488
Flow-through revenues	2,899	2,257	9,820
Operating revenues	$208,314	$262,223	$995,308

Consolidated
Foster Wheeler Scope operating revenues	$630,169	$624,982	$2,571,686
Flow-through revenues	166,119	308,114	842,949
Operating revenues	$796,288	$933,096	$3,414,635

(1)	Net income attributable to Foster Wheeler AG.

(2)	The depreciation / amortization by business segment:

	Three Months Ended March 31,		Twelve Months Ended
	2013	2012	December 31, 2012
Global Engineering & Construction Group	$8,038	$5,423	$23,115
Global Power Group	9,134	6,955	38,934
Corporate & Finance Group	2,089	642	4,482
Total depreciation / amortization	$19,261	$13,020	$66,531

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Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2013
			Diluted Earnings
	EBITDA	Net Income*	Per Share

As adjusted	$42,119	$15,026	$0.14
Adjustments:
Net asbestos-related provision	(2,000)	(2,000)	(0.02)

As reported	$40,119	$13,026	$0.12

	Three Months Ended March 31, 2012
			Diluted Earnings
	EBITDA	Net Income*	Per Share

As adjusted	$73,963	$42,643	$0.40
Adjustments:
Net asbestos-related provision	(1,997)	(1,997)	(0.02)

As reported	$71,966	$40,646	$0.38

	Twelve Months Ended December 31, 2012
			Diluted Earnings
	EBITDA	Net Income*	Per Share

As adjusted	$309,122	$165,944	$1.54
Adjustments:
Net asbestos-related provision	(30,505)	(29,922)	(0.27)

As reported	$278,617	$136,022	$1.27

*	Net income attributable to Foster Wheeler AG.

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Foster  Wheeler AG and Subsidiaries

 Average Calculations

(in thousands of dollars, except per share amounts)

(unaudited)

	2012 Full Year	2012 Quarterly Average(1)
Consolidated
Operating revenues - in Foster Wheeler Scope	$2,571,686	$642,922
Net income (2)	$136,022	$34,006
Adjusted net income (2)	$165,944	$41,486
Consolidated EBITDA	$278,617	$69,654
Consolidated EBITDA, as adjusted	$309,122	$77,281
Adjusted diluted earnings per share	$1.54	$0.39

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$2,397,600	$599,400
Operating revenues - in Foster Wheeler Scope	$1,586,198	$396,550
Segment EBITDA	$192,208	$48,052
EBITDA margin	12.1%	12.1%

Global Power Group
New orders booked - in Foster Wheeler Scope	$579,000	$144,750
Operating revenues - in Foster Wheeler Scope	$985,488	$246,372
Segment EBITDA	$207,862	$51,966
EBITDA margin	21.1%	21.1%

(1)	To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

(2)	Net income attributable to Foster Wheeler AG.

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